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                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT dated as of March 7, 1999, by and between Castle Networks, Inc. with its principal place of business at 68 Tadmuck Road, Westford, Massachusetts 01886 (the "Company"), and Thomas Burkardt, residing at 256 Abbott St., North Andover, MA 01845 (the "Executive").

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 7, 1999 (the "Merger Agreement") among Siemens Corporation, a Delaware corporation ("Siemens"), Mediator Acquisition Corp., a Delaware corporation ("Acquisition"), and the Company, Acquisition has been merged with and into the Company (the "Merger") and the Company is the surviving corporation in the Merger.

         WHEREAS, the Executive's stock and other equity interests in the Company have been acquired by Siemens in connection with the Merger.

         WHEREAS, the Executive has been employed by the Company, and the Company wishes to offer continuing employment to the Executive in connection with the Merger and the Executive wishes to accept such offer, on the terms set forth below.

         Accordingly, the parties hereto agree as follows:

         1. TERM. The Company hereby employs the Executive, and the Executive hereby accepts such employment, for an initial term commencing as of the Closing date (as defined in the merger Agreement) and ending on the third anniversary of such date, unless sooner terminated in accordance with the provisions of Section 4 or Section 5; with such employment to continue for successive one-year periods in accordance with the terms of this Agreement (subject to termination as aforesaid) unless either party notifies the other party in writing prior to 30
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before the expiration of the initial term and each annual renewal thereof (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term"). Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Term commence, or any provision of this Agreement be effective unless and until the Executive executes a Non-Competition and Non-Solicitation Agreement and an Employee Patent and Secrecy Agreement attached hereto as Exhibits A and B, respectively.

         2. DUTIES. During the Term, the Executive shall be employed by the Company as Executive Vice President and Treasurer of the Company, and as such, the Executive shall faithfully perform for the Company the duties of said office and shall perform such other duties of an executive, managerial or administrative nature consistent with such office as shall be specified and designated from time to time by the Board of Directors of the Company. The Executive shall devote substantially all of his business time and effort to the performance of his duties hereunder.

         3.       COMPENSATION.

                  3.1 BASE SALARY. The Company shall pay the Executive during the Term a base salary at the rate of $260,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives. The Annual Salary shall be reviewed at least annually by the Compensation Committee of the Board of Directors of the Company, but shall not be decreased.

                  3.2 BONUS. During the Term, in addition to the Annual Salary, the Executive shall participate in the Company's Milestone Incentive Compensation Plan and shall have the opportunity to receive an annual bonus based on the achievement of certain performance measures. Bonus at 40% as per phone conversation with Marty Clague.


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                  3.3 BENEFITS - IN GENERAL. The Executive shall be entitled during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and similar benefits that may be available to other senior executives of the Company generally, on the same terms as such other executives, in each case to the extent that the Executive is eligible under the terms of such plans or programs, which plans and programs shall generally provide a level of benefits that is at least as favorable as the benefits provided by the Company on the date hereof.

                  3.4 EXPENSES. The Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive's services under this Agreement in accordance with the ordinary policies of the Company with respect to reimbursement of senior executives for such expenses.

         4. TERMINATION UPON DEATH OR DISABILITY. If the Executive dies during the Term, the Term shall terminate as of the date of death, and the obligations of the Company to or with respect to the Executive shall terminate in their entirety upon such date except as otherwise provided under this Section 4. If the Executive becomes disabled for purposes of the long-term disability plan of the Company for which the Executive is eligible, the Company shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon notice in writing to the Executive. Upon termination of employment due to death or disability, (i) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall be entitled to receive any Annual Salary and other benefits earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination), (ii) the Executive shall have a non-forfeitable

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right to, and shall be entitled to receive, the consideration payable to the
Executive under the Merger Agreement with respect to which the Executive's rights were not vested at Closing (as defined in the Merger Agreement) and which has not yet been paid as of the date of termination, (iii) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall be entitled to receive all payments that he would have received under the Company's Milestone Incentive Plan if he had remained employed through the Performance Period (as defined in the Milestone Incentive Plan) and (iv) the Executive (or, in the case of his death, his estate and beneficiaries) shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder except as required by law.

         5.       CERTAIN TERMINATIONS OF EMPLOYMENT.

                  5.1      TERMINATION BY THE COMPANY FOR CAUSE.

                           a. For purposes of this Agreement, "Cause" shall mean the Executive's:

                                    (i)     commission  of a felony,  a crime of
moral turpitude, dishonesty, or any crime involving the Company;

                                    (ii) engagement in the performance of his
duties hereunder, or otherwise to the detriment of the Company, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

                                    (iii) failure to follow directions of the
Board of Directors or to follow the Company's written policies and practices, which failure is not cured within 30 days after written notice thereof is provided to the Executive;

                                    (iv) breach of either of the agreements
attached hereto as Exhibits A and B, which breach is not cured within 30 days after written notice thereof is provided to the Executive; or


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                                    (v)     breach in any  material  respect  of
the terms and provisions of this Agreement, which breach is not cured within 30 days after written notice thereof is provided to the Executive; provided that the Company shall not be permitted to terminate the Executive for Cause pursuant to Section 5.1(b) except on written notice given to the Executive.

                           b.       The Company may terminate the  Executive's
employment hereunder for Cause. If the Company terminates the Executive for Cause, (i) the Executive shall receive Annual Salary and other benefits (but, in all events, and without increasing the Executive's rights under any other provision hereof, excluding any bonuses not yet paid) earned and accrued under this Agreement prior to the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the termination of employment); and (ii) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

                  5.2 TERMINATION BY THE COMPANY WITHOUT CAUSE; TERMINATION BY THE EXECUTIVE FOR GOOD REASON.

                           a.       The  Company  may  terminate  the
Executive's employment at any time for any reason or no reason. If the Company terminates the Executive's employment and the termination is not covered by
Section 4 or 5.1 or the Executive terminates service for "Good Reason", (i) the Executive shall receive Annual Salary and other benefits earned and accrued under this Agreement and the Company's Milestone Incentive Compensation Plan to the extent benefits are earned, accrued and payable under the terms of such plan prior to the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the termination of employment); (ii) the Executive shall receive (A) a cash payment equal to 100% of the Executive's Annual Salary (as in effect immediately before such termination), payable no later than 15 days after such termination and (B) for a period of 12 months after termination of employment such continuing coverage under the group health plan and the

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basic life insurance plan as the Executive was receiving at the time of such termination of employment at the same cost to the Executive as that paid by active executive-level employees; (iii) the Executive shall have a non-forfeitable right to, and shall be entitled to receive, the consideration payable to the Executive under the Merger Agreement with respect to which the Executive's rights were not vested at Closing (as defined in the Merger Agreement) and which has not yet been paid as of the date of termination, (iv) the Executive shall be entitled to receive all payments that he would have received under the Company's Milestone Incentive Plan if he had remained employed through the Performance Period (as defined in the Milestone Incentive
Plan), and (v) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder; provided that the Company's obligations with respect to the payments and benefits provided for in this Section 5.2(a) are conditioned upon the Executive's execution of a General Release in the standard form used by the Company. It is expressly understood and agreed that any payment made pursuant to this Section 5.2(a) shall be in lieu of any other payments that may otherwise be due to the Executive under any severance or separation plan, program or policy of the Company.

                           b. For purposes of this Agreement, "Good Reason"
shall mean (i) a breach by the Company in any material respect of the terms and provisions of this Agreement, which breach is not cured within 30 days after written notice thereof is provided by the Executive or (ii) the relocation of the Company's principal place of business, without the consent of the Executive, by more than 30 miles from such principal place of business on the date hereof.

                           c.       Notwithstanding  clause  (ii)(B) of the
second sentence of Section 5.2(a), (i) nothing herein shall restrict the ability of the Company to amend or terminate the plans and programs referred to in such clause (ii)(B) with respect to employees of the Company generally from time to time in its sole discretion, and (ii) the Company shall in no event be required to provide any benefits otherwise required by such clause (ii)(B) after such time as the

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Executive becomes entitled to receive benefits of the same type from another employer or recipient of the Executive's services (such entitlement being determined without regard to any individual waivers or other similar arrangements).

                  5.3      TERMINATION BY THE EXECUTIVE OTHER THAN FOR GOOD
                           REASON.

         The Executive may terminate his employment on at least 30 days' and not more than 60 days' written notice given to the Company. If the Executive terminates his employment and the termination is not covered by Section 4 or 5.2, (i) the Executive shall receive Annual Salary and other benefits (but, in all events, and without increasing the Executive's rights under any other provision hereof, excluding any bonuses not yet paid) earned and accrued under this Agreement prior to the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the termination of employment); and (ii) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder, except as required by law.

         6.       OTHER PROVISIONS.

                  6.1 SEVERABILITY. The Executive acknowledges and agrees that he has had an opportunity to seek advice of counsel in connection with this Agreement. If it is determined that any of the provisions of this Agreement, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                  6.2      DISPUTE RESOLUTION.

                           a.       Any and all claims,  disputes,  and
controversies between the Executive and the Company with respect to interpretation, construction, breach, enforceability, and/or enforcement of the terms and provisions of this Agreement (a "Dispute") shall be finally

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resolved as provided in this Section 6.2 by binding arbitration. Arbitration shall be the exclusive means for determination of all matters as above provided, and neither party shall otherwise institute any action or proceeding in any court of law or equity, state or federal, other than respecting enforcement of the arbitrator's decision or award hereunder. The foregoing shall be a bona fide defense in any action or proceeding where the matter in dispute was to be arbitrated or is being arbitrated pursuant to this Agreement.

                           b.       The Company (or its  successor  in interest)
or the Executive shall have the right to submit a Dispute to arbitration, by delivery to the other, by certified mail, of a written notice and demand for arbitration of such Dispute. Arbitration shall be by the American Arbitration Association (the "AAA") in accordance with its Rules applicable to such Disputes (the "Rules"), by a neutral and impartial arbitrator acceptable to the Company and the Executive. If such an arbitrator has not been selected by the Company and the Executive within sixty days after AAA first provides a list of eligible arbitrators, or within thirty days after the occurrence of a vacancy, a neutral and impartial arbitrator shall be selected and appointed by the American Arbitration Association, in accordance with its Rules. Unless otherwise required under applicable law, the arbitration proceedings shall be conducted in the city where the principal place of business of the Company is situated at the date of this Agreement or a city mutually agreed to by the parties, and the procedural rules of the place of arbitration shall apply. Each party shall be entitled to be represented by legal counsel.

                           c.       The arbitration  proceedings  (including
discovery and the giving of testimony) shall be conducted in strictest confidence pursuant to a confidentiality agreement signed by the parties and devised to protect the confidentiality of and valuable rights of the Company in the Confidential Company Information (as defined in the Employee Patent and

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Secrecy Agreement) and trade secrets as well as the confidentiality of any other confidential information included in such proceedings. The arbitrator shall have the power and authority to make such decisions and awards as he or she deems appropriate, consistent with applicable law. To the extent applicable law sets particular requirements for the conduct of such arbitration proceedings, such as, any with respect to discovery, cross-examination, testimony, or availability of rights and remedies, the arbitration proceedings shall be conducted in compliance with those requirements.

                           d.       Subject to applicable  law, the arbitrator
may grant compensatory damages and costs to the prevailing party (but not punitive or exemplary damages and attorneys' fees and costs related to punitive or exemplary damages) and injunctions that he or she may deem necessary or advisable directed to or against a party, including a direction or order requiring specific performance of any covenant, agreement or provision of this Agreement as a result of a breach or threatened breach. Any decision or award of the arbitrator shall be final, binding, and conclusive upon the parties and said decision and award may be entered as a final judgment in any court of competent jurisdiction.

                           e.       Subject to the foregoing,  the costs of such
arbitration shall be borne equally by the parties, except that each party shall bear its own attorneys fees and costs.

                  6.3 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:


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(i)     If to the Company, to:

         Castle Networks, Inc.
         68 Tadmuck Road
         Westford, Massachusetts 01886
         Attention: Board of Directors




         with a copy to:




         Rogers & Wells LLP
         200 Park Avenue
         New York, New York 10166
         Attention: John A. Healy, Esq.



(ii)     If to the Executive, to the address set
         forth above.

         with a copy to:



         Hale and Dorr LLP
         60 State Street
         Boston, Massachusetts 02109
         Attention: Mark G.  Borden, Esq.



Any such person may by notice given in accordance with this Section 6.3 to the other parties hereto designate another address or person for receipt by such person of notices hereunder.



                  6.4 ENTIRE AGREEMENT. Other than with respect to the agreements attached hereto as Exhibits A and B entered into by the Company and the Executive dated as of the date hereof, as they may be amended from time to time, which agreements shall survive in their entirety without regard to this Agreement, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  6.5 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a

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written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

                  6.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  6.7 ASSIGNMENT. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

                  6.8 WITHHOLDING. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding required by law.

                  6.9 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

                  6.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.


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                  6.11 SURVIVAL. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 6.2, 6.3 and 6.8, and the other provisions of this Section 6 (to the extent necessary to effectuate the survival of Sections 6.2, 6.3 and 6.8), shall survive termination of this Agreement and any termination of the Executive's employment hereunder.

                  6.12 NON-DISPARAGEMENT. While Executive's non-competition obligations under Exhibit A are in effect, the Executive shall not publish any statement or make any statement under circumstances reasonably likely to become public that is critical of the Company or any of its affiliates, or in any way adversely affecting or otherwise maligning the Company's business or the reputation of the Company or any of its affiliates.

                  6.13 EXISTING AGREEMENTS. The Executive represents to the Company that he is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit him from executing this Agreement or limit his ability to fulfill his responsibilities hereunder.

                  6.14 HEADINGS. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

                  6.15 EFFECTIVE DATE. Notwithstanding, anything to the contrary herein, this Agreement shall become effective only upon the Effective Time (as defined in the Merger Agreement), and this Agreement shall automatically be void upon any termination of the Merger Agreement prior to the Effective Time.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                                            CASTLE NETWORKS, INC.



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                                            By:/s/ Stephen R. Kelly
                                               _______________________________

                                            Name:   Stephen R. Kelly
                                                 _____________________________


                                            Title:  Executive Vice President
                                                    and Treasurer
                                                  ____________________________


                                            By:  /s/ Thomas M. Burkardt
                                               _______________________________
                                                              Executive



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